Exhibit 3.1

SIXTH AMENDED AND RESTATED BYLAWS

OF

UNIVERSAL LOGISTICS HOLDINGS, INC.

(Effective February 14, 2024)

ARTICLE I

OFFICES

Section 1.1 Registered Office and Agent. The registered office and agent of the corporation shall be at such place as the Board of Directors shall determine and as shall be designated from time to time by the appropriate filing by the corporation in the office of the Department of Licensing and Regulatory Affairs of the State of Michigan.

Section 1.2 Other Offices. The corporation may also have offices at such other places as the Board of Directors from time to time determines or the business of the corporation requires.

ARTICLE II

SEAL

Section 2.1 Seal. The corporation shall have a seal in such form as the Board of Directors may from time to time determine. The seal may be used by causing it or a facsimile to be impressed, affixed, reproduced or otherwise. If deemed advisable by the Secretary of the corporation, duplicate seals may be provided and kept for the necessary purposes of the corporation.

ARTICLE III

SHARES AND SHAREHOLDERS

Section 3.1 Issuance of Shares. The shares of capital stock of the corporation shall be issued in such amounts, at such times, for such consideration and on such terms and conditions as the Board shall deem advisable, subject to the provisions of the Articles of Incorporation of the corporation and the further provisions of these Bylaws, and subject also to any requirements or restrictions imposed by Michigan law.

Section 3.2 Certificates for Shares. The shares of the corporation may be certificated or uncertificated, as authorized by the Board of Directors in accordance with Michigan law. All certificated shares shall be represented by one or more certificates signed by the Chairman of the Board of Directors, Chief Executive Officer, Chief Financial Officer, President, an Executive Vice President or a Vice President and by the Treasurer, Assistant Treasurer, Secretary or Assistant Secretary of the corporation, and may be sealed with the seal of the corporation or a facsimile thereof. The signatures of the officers may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar other than the corporation itself or its employee. If an officer who has signed or whose facsimile signature has been placed upon a certificate ceases to be such officer before the certificate is issued, it may be issued by the corporation with the same effect as if he or she were such officer at the date of issuance. A certificate representing shares shall state upon its face that the corporation is formed under Michigan law; the name of the person to whom it is issued; the number and class of shares, and the designation of the series, if any, which the certificate represents; the par value of each share represented by the certificate, or a statement that the shares are without par value; and such other provisions as may be required by Michigan law.

Section 3.3 Transfer of Shares. The shares of the capital stock of the corporation are transferable only on the stock transfer books of the corporation. Authority for such transfer shall be given only by the holder of record thereof or by such person’s legal representative, who shall furnish proper evidence of such authority, or by such person’s attorney authorized by power of attorney duly executed and filed with the corporation. Transfer of certificated shares shall be made only on surrender for cancellation of the certificate for such shares.

Section 3.4 Registered Shareholders. The corporation shall be entitled to treat the person in whose name any share of stock is registered on the books of the corporation as the owner thereof for purposes of dividends and other distributions in the course of business, or in the course of recapitalization, consolidation, merger, reorganization, sale of assets, liquidation or otherwise, and for the purpose of votes, approvals and consents by shareholders, and for the purpose of notices to shareholders, and for all other purposes whatever. The corporation shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not the corporation shall have notice thereof, save as expressly required by Michigan law.

Section 3.5 Lost or Destroyed Certificates. Upon the presentation to the corporation of a proper affidavit attesting the loss, destruction or mutilation of any certificate or certificates for shares of stock of the corporation, the Board of Directors shall direct the issuance of a new certificate or certificates to replace the certificates so alleged to be lost, destroyed or mutilated. The Board of Directors may require as a condition precedent to the issuance of new certificates any or all of the following: (a) presentation of additional evidence or proof of the loss, destruction or mutilation claimed; (b) advertisement of loss in such manner as the Board of Directors may direct or approve; (c) a bond or agreement of indemnity, in such form and amount and with such sureties, or without sureties, as the Board of Directors may direct or approve; (d) the order or approval of a court or judge.

ARTICLE IV

MEETINGS OF SHAREHOLDERS

Section 4.1 Time and Place of Meetings. All meetings of shareholders of the corporation shall be held at such times and such places as shall be determined by the Board of Directors from time to time and stated in the notice of the meeting. The Board of Directors may, in its sole discretion, determine that shareholder meetings shall be held solely or partially by means of remote communication to the extent permitted by Michigan law.

Section 4.2 Annual Meeting. The annual meeting of the shareholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held at such place, date and time determined by the Board of Directors and stated in the notice of meeting.

Section 4.3 Special Meetings. Special meetings of the shareholders may be called by the Board of Directors or by the Chief Executive Officer and shall be called by the Chief Executive Officer or Secretary at the written request of the shareholders holding a majority of the shares of stock of the corporation outstanding and entitled to vote. The request shall state the purpose or purposes for which the meeting is to be called. Business transacted at any special meeting of the shareholders shall be confined to the purpose or purposes stated in the notice thereof.

Section 4.4 Notice of Meetings. Written notice of the time, place and purposes of a meeting of shareholders, and the means of remote communications (if any) by which shareholders and proxy holders may be deemed to be present in person and vote at such meeting, shall be delivered to each shareholder personally, by mail or by electronic means, provided such shareholder shall have consented to electronic transmission of the notice, not less than 10 nor more than 60 days before the date of the meeting. If such notice is to be sent by mail, it shall be directed to each shareholder of record entitled to vote at the meeting at his or her address as it appears on the books of the corporation, unless he or she shall have filed with the Secretary a written request that notices to him or her be mailed to some other address, in which case it shall be directed to him or her at such other address. No notice need be given of an adjourned meeting of the shareholders provided the time and place to which such meeting is adjourned are announced at the meeting at which the adjournment is taken and at the adjourned meeting only such business is transacted as might have been transacted at the original meeting. However, if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each shareholder of record on the new record date entitled to notice as provided in these Bylaws.

Section 4.5 Record Dates.

(a) To determine shareholders entitled to notice of and to vote at a shareholder meeting, the Board of Directors may set a record date in advance. The record date must be at least 10 days and not more than 60 days before the meeting date.

(b) To determine shareholders entitled to express consent to or to dissent from a proposal without a meeting, the Board of Directors may set a record date in advance. The record date cannot be more than 60 days before the action.

(c) To determine shareholders entitled to receive a share dividend, distribution, or for the purpose of any other action not covered above, the Board of Directors may set a record date in advance. The record date cannot be more than 60 days before the action.

Section 4.6 List of Shareholders. The Secretary of the corporation or the agent of the corporation having charge of the stock transfer records for shares of the corporation shall make and certify a complete list of the shareholders entitled to vote at a shareholders’ meeting or any adjournment thereof. The list shall be arranged alphabetically within each class and series, with the address of, and the number of shares held by, each shareholder; be produced at the time and place of the meeting; be subject to inspection by any shareholder during the whole time of the meeting; and be prima facie evidence as to who are the shareholders entitled to examine the list or vote at the meeting.

Section 4.7 Quorum. A quorum is the presence of a majority of all shares entitled to vote, except as otherwise provided by law, the Articles of Incorporation, or these Bylaws. If any matter requires shares voting as a class or series, the presence of a majority of the shares of that class or series is a quorum. Once a quorum is present, those shareholders may continue to do business until adjournment, even if enough shareholders leave so that less than a quorum remains. Whether or not a quorum is present, a meeting of shareholders may be adjourned by a vote of the shares present in person or by proxy, without notice other than announcement at the meeting.

Section 4.8 Proxies. A shareholder may authorize another person to cast that shareholder’s vote only by written proxy that is dated and signed by the shareholder or its agent. Such written proxy, including the execution and delivery thereof, may be in the form of an electronic transmission to the extent permitted by Michigan law. A proxy expires three years from its date unless otherwise provided in the proxy. A proxy is revocable at the pleasure of the shareholder executing it except as otherwise provided by Michigan law. A shareholder may revoke its proxy at any time with or without cause by giving written notice to the proxy holder and the corporation’s Secretary.

Section 4.9 Inspectors at Shareholders Meetings. Before a shareholders meeting, the Board of Directors may appoint one or more meeting inspectors. If the Board does not appoint inspectors, the chair of the meeting may, and on request of a shareholder entitled to vote thereat shall, appoint one or more inspectors. If appointed, the inspectors shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, and existence of a quorum. The inspectors also shall determine challenges and questions arising in connection with the right to vote, count and tabulate votes, ballots or consents, determine the result, and take such action as is proper to conduct the election or vote with fairness to all shareholders. The inspectors shall also report to the chair on their determinations, which shall be prima facie evidence of those determinations.

Section 4.10 Voting. Each outstanding share is entitled to one vote on each matter submitted to a vote, unless otherwise provided in the Articles of Incorporation. A shareholder entitled to vote at an election for directors may vote the number of shares owned by him or her for as many persons as there are directors to be elected and for whose election he or she has a right to vote. A shareholder may not cumulate his or her votes by giving one candidate as many votes as the number of such directors multiplied by the number of his or her shares. Votes may be cast either orally or in writing, signed by the shareholder or his or her proxy. The vote for directors, and, upon the demand of any shareholder, the vote upon any question before the meeting, shall be by ballot. When an action, other than the election of directors, is to be taken by the vote of shareholders, it shall be authorized by a majority of the votes cast by the holders of shares entitled to vote thereon, unless a greater plurality is required by the Articles of Incorporation or Michigan law. Except as otherwise provided by the Articles of Incorporation, directors shall be elected by a plurality of the votes cast at any election.

Section 4.11 Presiding Officer. The Chairman of the Board and Secretary of the corporation shall act as Chairman and Secretary, respectively, of all shareholders’ meetings. In the absence of the Chairman of the Board, the Vice Chairman, if any, followed by the Chief Executive Officer and the President shall preside over the meeting. In the absence of the above officers, the Vice President present who is first in the order of election shall act as Chairman. In the absence of the Chairman of the Board, the Chief Executive Officer, President and Vice Presidents, the meeting shall elect any shareholder present to act as the Chairman.

Section 4.12 Order of Business. The order of business at all shareholders meetings shall be as determined by the chairman of the meeting.

Section 4.13 Advance Notice of Shareholder Nominations and Proposals.

(a) Annual Shareholders Meetings. At a meeting of the shareholders, only such nominations of persons for the election of directors and such other business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, nominations or such other business must be:

(i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors or any committee thereof;

(ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors or any committee thereof; or

(iii) otherwise properly brought before an annual meeting by a shareholder who is a shareholder of record of the corporation at the time such notice of meeting is delivered, who is entitled to vote at the meeting, and who complies with applicable law and the terms and procedures set forth in this Section 4.13.

In addition, any proposal of business (other than the nomination of persons for election to the Board of Directors) must be a proper matter for shareholder action. For business (including, but not limited to, director nominations) to be properly brought before an annual meeting by a shareholder pursuant to Section 4.13(a)(iii), the shareholder of record intending to propose the business (the “Proposing Shareholder”) must have given timely notice thereof in writing to the Secretary even if such matter is already the subject of any notice to the shareholders or Public Disclosure from the Board of Directors. To be timely, a Proposing Shareholder’s notice for an annual meeting must be delivered to the Secretary at the principal executive offices of the corporation: (x) not later than the close of business on the 90th day, nor earlier than the close of business on the 120th day, in advance of the anniversary of the previous year’s annual meeting if such meeting is to be held on a day which is not more than 30 days before and not later than 60 days after the anniversary of the previous year’s annual meeting; and (y) with respect to any other annual meeting of shareholders, including in the event that no annual meeting was held in the previous year, not earlier than the close of business on the 120th day prior to the annual meeting and not later than the close of business on the later of: (1) the 90th day prior to the annual meeting and (2) the close of business on the 10th day following the first date of Public Disclosure of the date of such meeting. In no event shall the Public Disclosure of an adjournment or postponement of an annual meeting commence a new notice time period (or extend any notice time period). For the purposes of this Section 4.13, “Public Disclosure” shall mean a disclosure made in a press release reported by a national news service or in a document filed by the corporation with the Securities and Exchange Commission (“SEC”) pursuant to Section 13, 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(b) Shareholder Nominations. For the nomination of any person or persons for election to the Board of Directors pursuant to Section 4.13(a)(iii) or Section 4.13(d), a Proposing Shareholder’s notice to the Secretary shall set forth or include:

(i) the name, age, business address, and residence address of each nominee proposed in such notice;

(ii) the principal occupation or employment of each such nominee;

(iii) the class and number of shares of capital stock of the corporation which are owned of record and beneficially by each such nominee (if any);

(iv) such other information concerning each such nominee as would be required to be disclosed in a proxy statement soliciting proxies for the election of such nominee as a director in an election contest (even if an election contest is not involved), or that is otherwise required to be disclosed, under Section 14(a) of the Exchange Act;

(v) a written statement and agreement executed by each such nominee acknowledging that such person:

(A) consents to being named in a proxy statement as a nominee and to serving as a director if elected;

(B) intends to serve as a director for the full term for which such person is standing for election; and

(C) makes the following representations: (1) that the director nominee has read and agrees to adhere to the corporation’s Code of Business Conduct and Ethics, Securities Trading Policy, and any other of the corporation’s policies or guidelines applicable to directors; (2) that the director nominee is not and will not become a party to any agreement, arrangement, or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the corporation or any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the corporation, with such person’s fiduciary duties under applicable law; and (3) that the director nominee is not and will not become a party to any agreement, arrangement, or understanding with any person or entity other than the corporation with respect to any direct or indirect compensation, reimbursement, or indemnification that has not been disclosed to the corporation in connection with such person’s nomination for director or service as a director; and

(vi) as to the Proposing Shareholder:

(A) the name and address of the Proposing Shareholder as they appear on the corporation’s books and of the beneficial owner, if any, on whose behalf the nomination is being made;

(B) the class and number of shares of the corporation which are owned by the Proposing Shareholder (beneficially and of record) and owned by the beneficial owner, if any, on whose behalf the nomination is being made, as of the date of the Proposing Shareholder’s notice, and a representation that the Proposing Shareholder will notify the corporation in writing of the class and number of such shares owned of record and beneficially as of the record date for the meeting within five business days after the record date for such meeting;

(C) a description of any agreement, arrangement, or understanding with respect to such nomination between or among the Proposing Shareholder or the beneficial owner, if any, on whose behalf the nomination is being made and any of their affiliates or associates, and any others (including their names) acting in concert with any of the foregoing, and a representation that the Proposing Shareholder will notify the corporation in writing of any such agreement, arrangement, or understanding in effect as of the record date for the meeting within five business days after the record date for such meeting;

(D) a description of any agreement, arrangement, or understanding (including any derivative or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the Proposing Shareholder’s notice by, or on behalf of, the Proposing Shareholder or the beneficial owner, if any, on whose behalf the nomination is being made and any of their affiliates or associates, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of such person or any of their affiliates or associates with respect to shares of stock of the corporation, and a representation that the Proposing Shareholder will notify the corporation in writing of any such agreement, arrangement, or understanding in effect as of the record date for the meeting within five business days after the record date for such meeting;

(E) a representation that the Proposing Shareholder is a holder of record of shares of the corporation entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;

(F) a representation whether the Proposing Shareholder intends to deliver a proxy statement and form of proxy to holders of at least the percentage of the corporation’s outstanding capital stock required to approve the nomination and otherwise to solicit proxies from shareholders in support of the nomination; and

(G) a representation whether the Proposing Shareholder intends to solicit the holders of shares representing at least 67% of the shares entitled to vote on the election of directors in support of director nominees other than the corporation’s nominees in accordance with Rule 14a-19 under the Exchange Act (including the names of all nominees for whom the Proposing Shareholder intends to solicit proxies).

The corporation may require any proposed nominee to furnish a completed and signed directors’ questionnaire and such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as an independent director of the corporation or that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such nominee. Any such update or supplement shall be delivered to the Secretary at the corporation’s principal executive offices no later than five business days after the request by the corporation for subsequent information has been delivered to the Proposing Shareholder.

(c) Other Shareholder Proposals. For all business other than director nominations, a Proposing Shareholder’s notice to the Secretary shall set forth as to each matter the Proposing Shareholder proposes to bring before the annual meeting:

(i) a brief description of the business desired to be brought before the annual meeting;

(ii) the reasons for conducting such business at the annual meeting;

(iii) the text of any proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend these Bylaws, the language of the proposed amendment);

(iv) any substantial interest (within the meaning of Item 5 of Schedule 14A under the Exchange Act) in such business of such shareholder and the beneficial owner (within the meaning of Section 13(d) of the Exchange Act), if any, on whose behalf the business is being proposed;

(v) any other information relating to such shareholder and beneficial owner, if any, on whose behalf the proposal is being made, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the proposal and pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder;

(vi) a description of all agreements, arrangements, or understandings between or among such shareholder, the beneficial owner, if any, on whose behalf the proposal is being made, any of their affiliates or associates, and any other person or persons (including their names) in connection with the proposal of such business and any material interest of such shareholder, beneficial owner, or any of their affiliates or associates, in such business, including any anticipated benefit therefrom to such shareholder, beneficial owner, or their affiliates or associates; and

(vii) the information required by Section 4.13(b)(vi) above.

(d) Special Shareholders Meetings. Only such business shall be conducted at a special meeting of shareholders as shall have been specified in the corporation’s notice of meeting (or supplement thereto). Nominations of persons for election to the Board of Directors may be made at a special meeting of shareholders called by the Board of Directors at which directors are to be elected pursuant to the corporation’s notice of meeting:

(i) by or at the direction of the Board of Directors or any committee thereof; or

(ii) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any shareholder of the corporation who is a shareholder of record at the time the notice provided for in this Section 4.13(d) is delivered to the Secretary, who is entitled to vote at the meeting, and upon such election and who complies with applicable law and the terms and procedures set forth in this Section 4.13.

In the event the corporation calls a special meeting of shareholders for the purpose of electing one or more directors to the Board of Directors, any such shareholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the corporation’s notice of meeting, if such shareholder delivers a shareholder’s notice that complies with the requirements of Section 4.13(b) to the Secretary at the principal executive offices of the corporation not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of: (x) the 90th day prior to such special meeting; or (y) the 10th day following the date of the first Public Disclosure of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the Public Disclosure of an adjournment or postponement of a special meeting commence a new time period (or extend any notice time period).

(e) Effect of Noncompliance. Only such persons who are nominated in accordance with applicable law and the terms and procedures set forth in this Section 4.13 shall be eligible to be elected at any meeting of shareholders of the corporation to serve as directors, and only such other business shall be conducted at a meeting as shall be brought before the meeting in accordance with applicable law and the terms and procedures set forth in this Section 4.13. If any proposed nomination was not made or proposed in compliance with applicable law and this Section 4.13, or other business was not made or proposed in compliance with applicable law and this Section 4.13, then except as otherwise required by law, the chair of the meeting shall have the power and duty to declare that such nomination shall be disregarded or that such proposed other business shall not be transacted. Notwithstanding anything in these Bylaws to the contrary, unless otherwise required by law, if a Proposing Shareholder intending to propose business or make nominations at an annual meeting or propose a nomination at a special meeting pursuant to this Section 4.13 does not provide the information required under this Section 4.13 to the corporation, including the updated information required by Section 4.13(b)(vi)(B)-(D) within five business days after the record date for such meeting, or the Proposing Shareholder (or a qualified representative of the Proposing Shareholder) does not appear at the meeting to present the proposed business or nominations, such business or nominations shall not be considered, notwithstanding that proxies in respect of such business or nominations may have been received by the corporation. For purposes of this paragraph (e), to be considered a qualified representative of the Proposing Shareholder, a person must be a duly authorized officer, manager or partner of such shareholder or must be authorized by a writing executed by such shareholder or an electronic transmission delivered by such shareholder to act for such shareholder as proxy at such annual or special meeting of the shareholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at such meeting.

(f) Rule 14a-8. This Section 4.13 shall not apply to a proposal proposed to be made by a shareholder if the shareholder has notified the corporation of the shareholder’s intention to present the proposal at an annual or special meeting only pursuant to and in compliance with Rule 14a-8 under the Exchange Act and such proposal has been included in a proxy statement that has been prepared by the corporation to solicit proxies for such meeting.

(g) Rule 14a-19. Notwithstanding the foregoing provisions of this Section 4.13, unless otherwise required by law, (i) no Proposing Shareholder shall solicit proxies in support of director nominees other than the corporation’s nominees unless such Proposing Shareholder has complied with Rule 14a-19 under the Exchange Act in connection with the solicitation of such proxies, including, without limitation, the provision to the corporation of notices required thereunder in a timely manner and (ii) if any Proposing Shareholder (1) provides notice pursuant to Rule 14a-19(a)(1) and (b) under the Exchange Act and (2) subsequently (A) notifies the corporation that such shareholder no longer intends to solicit proxies in support of director nominees other than the corporation’s director nominees in accordance with Rule 14a-19 or (B) fails to comply with the requirements of Rule 14a-19, then the Proposing Shareholder’s nominations shall be deemed null and void and the corporation shall disregard any proxies or votes solicited for any nominee proposed by the Proposing Shareholder. Upon request by the corporation, if any Proposing Shareholder provides notice pursuant to Rule 14a-19(a)(1) and (b) under the Exchange Act, such Proposing Shareholder shall deliver to the corporation, no later than five business days prior to the applicable meeting, reasonable evidence that it has met the requirements of Rule 14a-19 under the Exchange Act.

(h) Proxy Card. Any shareholder directly or indirectly soliciting proxies from other shareholders must use a proxy card color other than white, which shall be reserved for the exclusive use by the Board of Directors.

ARTICLE V

DIRECTORS

Section 5.1 Number. The business and affairs of the corporation shall be managed by or under the direction of a Board of Directors of not less than one nor more than 13 directors as shall be fixed from time to time by the Board of Directors; provided, that the number of directors shall not be reduced so as to shorten the term of any directors at that time in office. The directors need not be residents of Michigan or shareholders of the corporation.

Section 5.2 Election, Resignation and Removal. Directors shall be elected at each annual meeting of the shareholders, each to hold office until the next annual meeting of shareholders and until a successor is elected, or until his or her resignation or removal. A director or the entire Board of Directors may be removed, with or without cause, by vote of the holders of a majority of the shares entitled to vote at an election of directors. A resignation from the Board of Directors shall be deemed to take effect upon its receipt by the corporation unless otherwise specified therein.

Section 5.3 Vacancies. Vacancies in the Board of Directors occurring by reason of death, resignation, removal, increase in the number of directors or otherwise shall be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors, unless filled by proper action of the shareholders of the corporation. Each person so elected shall be a director for a term of office continuing only until the next election of directors by the shareholders.

Section 5.4 Annual Meeting. The Board of Directors shall meet annually immediately or as soon as reasonably practicable after the annual meeting of the shareholders, for the purpose of election of officers and consideration of such business that may properly be brought before the meeting. The annual Board meeting shall be deemed to be a regular meeting of the Board of Directors.

Section 5.5 Regular and Special Meetings. Regular meetings of the Board of Directors may be held at such times and places as shall be designated from time to time by resolution of the Board of Directors. Special meetings of the Board of Directors may be called by the Chairman of the Board of Directors or the Chief Executive Officer and shall be called by the Chief Executive Officer or Secretary upon the written request of a majority of the directors.

Section 5.6 Notices. No notice shall be required for annual or regular meetings of the Board of Directors. At least 24 hours written notice, by mail or by other form of written or electronic communication, or oral notice of each special meeting of the Board of Directors shall be given to each director. Notice of any such meeting need not be given to any party entitled to notice who shall, either before or after the meeting, submit a signed waiver of notice or who shall attend such meeting without protesting, prior to or at its commencement, the lack of notice. Such notice shall state the place, day and time of the meeting and the purpose or purposes for which the meeting is called.

Section 5.7 Quorum. A majority of the Board of Directors then in office, or of the members of a committee thereof, constitutes a quorum for the transaction of business. The vote of a majority of the directors present at any meeting at which there is a quorum shall be the acts of the Board of Directors or of the committee, except as a larger vote may be required by Michigan law. A member of the Board of Directors or of a committee designated by the Board of Directors may participate in a meeting by means of the internet, telephone or other remote communications equipment by which all persons participating in the meeting can hear each other. Participation in a meeting in this manner constitutes presence in person at the meeting.

Section 5.8 Committees.

(a) Designation; Powers. The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, designate one or more committees. Each committee shall have and may exercise such of the powers of the Board of Directors in the management of the business and affairs of the corporation as may be provided in such resolution and as permitted by Michigan law, provided no committee shall have the power to:

(i) amend the Articles of Incorporation;

(ii) adopt an agreement of merger or consolidation;

(iii) recommend to shareholders the sale, lease or exchange of all or substantially all of the corporation’s property and assets;

(iv) recommend to shareholders a dissolution of the corporation or revocation of a dissolution;

(v) amend these Bylaws;

(vi) fill vacancies in the Board;

(vii) fix the compensation of the directors for serving on the Board or on a committee;

(viii) unless expressly authorized by the Board, declare a dividend or authorize the issuance of stock; or

(ix) perform any acts that have been expressly delegated to another committee of the Board.

(b) Number; Qualification; Term. Each committee shall consist of one or more directors appointed by resolution adopted by a majority of the entire Board of Directors. The number of committee members may be increased or decreased from time to time by resolution adopted by a majority of the entire Board of Directors. Each committee member shall serve as such until the earliest of (i) the expiration of his or her term as director, (ii) his or her resignation as a committee member or as a director, or (iii) his or her removal as a committee member or as a director.

(c) Committee Changes. The Board of Directors shall have the power at any time to fill vacancies in, to change the membership of, and to discharge any committee.

(d) Alternate Members of Committees. The Board of Directors may designate one or more directors as alternate members of any committee. Any such alternate member may replace any absent or disqualified member at any meeting of the committee. If no alternate committee members have been so appointed to a committee or each such alternate committee member is absent or disqualified, the member or members of such committee present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

(e) Regular Meetings. Regular meetings of any committee may be held without notice at such time and place as may be designated from time to time by resolution by the committee and communicated to all members thereof.

(f) Special Meetings. Special meetings of any committee may be held whenever called by the chairman of such committee who shall cause notice of such special meeting, including therein the day, time and place of such special meeting, to be given to each committee member at least 24 hours before such special meeting.

(g) Quorum; Majority Vote. At meetings of any committee, a majority of the number of members designated by the Board of Directors shall constitute a quorum for the transaction of business. If a quorum is not present at a meeting of any committee, a majority of the members present may adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum is present. The act of a majority of the members present at any meeting at which a quorum is in attendance shall be the act of a committee, unless the act of a greater number is required by law, the Certificate of Incorporation, or these Bylaws.

ARTICLE VI

NOTICES, WAIVERS OF NOTICE AND MANNER OF ACTING

Section 6.1 Notices. All notices of meetings required to be given to shareholders shall be governed by Section 4.4 of these Bylaws. All notices of meetings required to be given to directors or any committee of directors may be given by mail, overnight courier, fax, email or other approved electronic means approved by them to any director or committee member at his or her last address as it appears on the books of the corporation or at such other address at which such director shall have requested in writing and filed with the Secretary to receive notices from the corporation. Such notice shall be deemed to be given at the time when the same shall be mailed or otherwise dispatched.

Section 6.2 Waiver of Notice. Notice of the time, place and purpose of any meeting of shareholders, directors or committee of directors may be waived by the same means of transmission approved for notices of meetings either before or after the meeting, or in such other manner as may be permitted by Michigan law. Attendance of a person at any meeting of shareholders, in person or by proxy, or at any meeting of directors of a committee of directors, constitutes a waiver of notice of the meeting except when the person attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

Section 6.3 Action Without a Meeting.

(a) If the Articles of Incorporation permit, any action required or permitted to be taken at a shareholder meeting may be taken without a meeting, without notice, and without a vote if a written consent setting forth the action is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote were present and voted. The consents must include the date of each shareholder’s signature. To be effective, consents dated not more than 10 days before the record date and signed by a sufficient number of shareholders to take the action must be delivered to the corporation within 60 days after the record date for determining shareholders entitled to express consent to or to dissent from a proposal without a meeting. Delivery must be to the corporation’s registered office, its principal place of business, or to an officer or agent of the corporation having custody of the minutes of the proceedings of its shareholders. Delivery made to a corporation’s registered office may be made only personally or by certified or registered mail, return receipt requested. The corporation must give prompt notice of corporate action taken without a meeting by less than unanimous written consent to shareholders who would have been entitled to the shareholder meeting notice if the action had been taken at a meeting and have not consented in writing.

(b) Any action required or permitted to be taken at a meeting of shareholders may be taken without a meeting, without prior notice, and without a vote, if before or after the action all the shareholders entitled to vote consent in writing. The requirements for notice content and delivery in the above subsections (a) do not apply to unanimous consent under this subsection (b).

(c) A shareholder’s electronic transmission consenting to an action is written, signed, and dated for the purposes of this section if the electronic transmission is delivered with information from which the corporation can determine that the shareholder sent the electronic transmission and the date on which the electronic transmission was sent.

(d) The date an electronic transmission is sent is the date the consent was signed for purposes of these Bylaws. A consent given by electronic transmission is deemed delivered only after it is reproduced in paper form and the paper form delivered to the corporation’s registered office, its principal place of business, or an officer or agent of the corporation having custody of the shareholder meeting records. Delivery to a corporation’s registered office may be made only by personal delivery or by certified or registered mail, return receipt requested. Delivery to a corporation’s principal place of business or to an officer or agent of the corporation having custody of the shareholder meeting records may be made only by personal delivery, by certified or registered mail, return receipt requested, or in any other manner provided in the Articles of Incorporation, these Bylaws, or by Board resolution.

(e) Unless prohibited by the Articles of Incorporation, any action required or permitted to be taken at a Board meeting may be taken without a meeting if all members of the Board consent before or after the action in writing or by electronic transmission. The secretary must file these consents with the minutes of the Board. The consents have the same effect as director votes.

ARTICLE VII

OFFICERS

Section 7. 1 Number. The Board of Directors shall elect or appoint a Chief Executive Officer, a President, a Secretary and a Treasurer and may select a Chairman, a Vice Chairman, a Chief Financial Officer, one or more Vice Presidents, Assistant Secretaries and/or Assistant Treasurers, and such other officers as may be deemed appropriate by the Board of Directors. The Chief Executive Officer need not be a member of the Board of Directors. Any two or more of the above offices may be held by the same person, except the offices of Chief Executive Officer and Secretary.

Section 7.2 Term, Office, Resignation and Removal. An officer shall hold office for the term for which he or she is elected or appointed and until his or her successor is elected or appointed, or until his or her resignation or removal. An officer may resign by written notice to the corporation. The resignation is effective upon its receipt by the corporation or at a subsequent time specified in the notice of resignation. An officer may be removed by the Board of Directors with or without cause. In addition to removal of appointive officers by the Board of Directors, the elected officers may also remove such officers with or without cause. The removal of an officer shall be without prejudice to his or her contract rights, if any. The election or appointment of an officer does not of itself create contract rights.

Section 7.3 Vacancies. The Board of Directors may fill any vacancies in any office occurring for whatever reason.

Section 7.4 Authority. All officers, employees or agents of the corporation shall have such authority and perform such duties in the conduct and management of the business and affairs of the corporation as may be designated by the Board of Directors and these Bylaws.

ARTICLE VIII

DUTIES OF OFFICERS

Section 8.1 Chairman. The Chairman, if such office is filled, shall preside at all meetings of the shareholders and of the Board of Directors at which he or she is present. The Chairman shall appoint committees of the Board of Directors and shall be responsible for liaison with shareholders and non-employee directors. The Chairman, unless otherwise designated by resolution of the Board of Directors, shall not be an employee or executive officer of the corporation.

Section 8.2 Vice Chairman. The Vice Chairman, if such office is filled, shall preside at meetings of the Board of Directors in the absence or disability of the Chairman. The Vice Chairman shall also perform such other duties as may be assigned by the Chairman. Unless otherwise designated by resolution of the Board of Directors, the Vice Chairman shall not be an employee or executive officer of the corporation.

Section 8.3 Chief Executive Officer. The Chief Executive Officer shall be the chief executive officer of the corporation and shall have the general powers of supervision and management usually vested in the chief executive officer of a corporation, including the authority to vote all securities of other corporations and business organizations which are held by the corporation. The Chief Executive Officer shall see that all orders and resolutions of the Board of Directors are carried into effect, and he or she may sign and execute, in the name of the corporation, all authorized deeds, mortgages, bonds, contracts or other instruments, except in cases in which the signing and execution thereof shall have been delegated expressly to some other officer or agent of the corporation. The Chief Executive Officer shall also have general powers of supervision and management over the day-to-day operations of the corporation. In the absence or disability of the Chairman and the Vice Chairman, or if those offices have not been filled, the Chief Executive Officer also shall perform the duties and execute the powers of the Chairman as set forth in these Bylaws.

Section 8.4 President. The President shall, in the absence or disability of the Chief Executive Officer, perform his or her duties and exercise his or her powers and shall perform such other duties as the Board of Directors or the Chief Executive Officer may from time to time prescribe.

Section 8.5 Chief Financial Officer. The Chief Financial Officer shall be the chief financial officer of the corporation and shall be responsible for supervision, direction and control of the financial affairs of the corporation. He or she shall provide for the establishment of internal controls over financial reporting and see that the books and accounts and other accounting records of the corporation are kept in proper form and accurately. He or she shall submit to the Chief Executive Officer and the Board of Directors timely statements of the accounts of the corporation and the financial results of the operations thereof, and also perform such other duties as the Board of Directors or the Chief Executive Officer may from time to time prescribe. The Chief Financial Officer may sign and execute, in the name of the corporation, all authorized deeds, mortgages, bonds, contracts or other instruments, except in cases in which the signing and execution thereof shall have been delegated expressly to some other officer or agent of the corporation by these Bylaws, the Board of Directors or the Chief Executive Officer. In the absence of a named Treasurer, the Chief Financial Officer shall also have the powers and duties of the Treasurer as hereinafter set forth and shall be authorized and empowered to sign as Treasurer in any case where such officer’s signature is required.

Section 8.6 Vice Presidents. The Vice Presidents, in the absence or disability of the Chief Executive Officer and the President, in order of their seniority, shall perform their duties and exercise their powers and shall perform such other duties as the Board of Directors or the Chief Executive Officer or the President may from time to time prescribe.

Section 8.7 Secretary. The Secretary shall attend all meetings of the Board of Directors and of shareholders and shall record all votes and minutes of all proceedings in a book to be kept for that purpose. He or she shall give or cause to be given notice of all meetings of the shareholders and of the Board of Directors. He or she shall keep in safe custody the seal of the corporation, if any, and, when authorized by the Board, affix the same to any instrument requiring it, and when so affixed it shall be attested by his or her signature, or by the signature of the Treasurer or an Assistant Secretary. The Secretary may delegate any of his or her duties, powers and authorities to one or more Assistant Secretaries, unless such delegation is disapproved by the Board.

Section 8.8 Treasurer. The Treasurer shall have the custody of and be responsible for the corporate funds and securities; shall keep full and accurate accounts of receipts and disbursements in books of the corporation; and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors. He or she shall render to the Chief Executive Officer and directors, whenever they may require it, an account of his or her transactions as Treasurer and of the financial condition of the corporation. The Treasurer may delegate any of his or her duties, powers and authorities to one or more Assistant Treasurers unless such delegation be disapproved by the Board of Directors.

Section 8.9 Assistant Secretaries and Assistant Treasurers. The Assistant Secretaries, in the order of their seniority, shall perform the duties and exercise the powers and authorities of the Secretary in case of his or her absence or disability. The Assistant Treasurers, in the order of their seniority, shall perform the duties and exercise the powers and authorities of the Treasurer in case of his or her absence or disability. The Assistant Secretaries and Assistant Treasurers shall also perform such duties as may be delegated to them by the Secretary and Treasurer, respectively, and also such duties as the Board of Directors may prescribe.

Section 8.10 Appointive Officers. Appointive officers shall be subordinate to elected officers regardless of their office, title or duties and shall perform such duties as may be delegated or prescribed by the elected officers and the Board of Directors.

Section 8.11 Delegation to Other Persons. In case of the absence of any officer of the corporation, or for any other reason that the Board of Directors may deem sufficient, the Board of Directors may delegate for the time being, the powers or duties, or any of them of such officer to any other officer, or to any Director, provided a majority of the entire Board of Directors concurs therein.

Section 8.12 Surety Bonds. The Board of Directors may by resolution require any and all officers of the corporation and any and all employees of the corporation to give bond to the corporation with sufficient sureties conditioned upon the faithful performance of the duties of their respective offices or employment.

ARTICLE IX

SPECIAL CORPORATE ACTS

Section 9.1 Orders for Payment of Money. All checks, drafts, notes, bonds, bills of exchange and orders for payment of money of the corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

Section 9.2 Contracts and Conveyances. The Board of Directors of the corporation may in any instance designate the officer and/or agent who shall have authority to execute any contract, conveyance, mortgage or other instrument on behalf of the corporation, or may ratify or confirm any execution. When the execution of any instrument has been authorized without specification of the executing officers or agents, the Chairman of the Board, the Chief Executive Officer, the President or any Executive Vice President, or any Vice President, and the Secretary or Assistant Secretary or Treasurer or Assistant Treasurer, may execute the same in the name and on behalf of this corporation and may affix the corporate seal thereto, provided, however, that such authority rests solely in, and is the responsibility of, only elected officers.

ARTICLE X

BOOKS AND RECORDS

Section 10.1 Maintenance of Books and Records. The proper officers and agents of the corporation shall keep and maintain such books, records and accounts of the corporation’s business and affairs, minutes of the proceedings of its shareholders, Board and committees, if any, and such stock ledgers and lists of shareholders, as the Board of Directors shall deem advisable, and as shall be required by Michigan law and other states or jurisdictions empowered to impose such requirements. Books, records and minutes may be kept within or without the State of Michigan in a place which the Board shall determine.

Section 10.2 Reliance on Information Supplied by Others. In discharging his or her duties, a director or an officer of the corporation, when acting in good faith, may rely upon information, opinions, reports or statements, including financial statements and other financial data prepared or presented by (a) one or more directors, officers or employees of the corporation, or of a business organization under joint control or common control, whom the director or officer reasonably believes to be reliable and competent in the matters presented; (b) legal counsel, public accountants, engineers or other persons as to matters the director or officer reasonably believes are within the person’s professional or expert competence; and (c) a committee of the Board of Directors of which he or she is not a member if the director or officer reasonably believes the committee merits confidence.

ARTICLE XI

INDEMNIFICATION

Section 11.1 Non-Derivative Actions. Subject to all of the other provisions of this Article, the corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), and whether formal or informal, by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, against all costs, charges and expenses (including attorneys’ fees), judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit, or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interest of the corporation or its shareholders, and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interest of the corporation or its shareholders, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

Section 11.2 Derivative Actions. Subject to all of the provisions of this Article, the corporation shall indemnify any person who was or is a party to or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, against all costs, charges and expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for all such costs, charges and expenses which such court shall deem proper.

Section 11.3 Expenses of Successful Defense. To the extent that a person has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 11.1 or 11.2 of these Bylaws, or in defense of any claim, issue or matter therein, he or she shall be indemnified against all costs, charges and expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith or in connection with any action, suit or proceeding brought to enforce the mandatory indemnification provided in this Article.

Section 11.4 Determination that Indemnification is Proper. Any indemnification under Section 11.1 or 11.2 of these Bylaws (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the person is proper in the circumstances because he or she has reasonably met the applicable standard of conduct set forth in Section 11. 1 or 11. 2, whichever is applicable. Such determination shall be made in any of the following ways:

(i) By the Board of Directors by a majority vote of a quorum consisting of directors who were not parties or threatened to be made parties to such action, suit or proceeding;

(ii) If a quorum cannot be obtained under subdivision (i), by a majority vote of a committee duly designated by the Board of Directors and consisting solely of two (2) or more directors not at the time parties or threatened to be made parties to the action, suit or proceeding;

(iii) If such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, such independent legal counsel having been elected in one of the following ways: (A) by the Board of Directors or its committee in the manner prescribed in subdivision (i) or (ii); or (B) if a quorum of the Board of Directors cannot be designated under subdivision (i) and a committee cannot be designated under subdivision (ii), by the Board of Directors;

(iv) By all independent directors who are not parties or threatened to be made parties to the action, suit or proceeding;

(v) By the shareholders, but shares held by directors, officers, employees or agents who are parties or threatened to be made parties to the action, suit or proceeding may not be voted.

In the designation of a committee under subdivision (ii) or in the selection of independent legal counsel under subdivision (iii), all directors may participate.

Section 11.5 Partial Indemnification. If any person is entitled to indemnification under Sections 11.1 or 11.2 for a portion of expenses, including attorneys’ fees, judgments, penalties, fines, and amounts paid in settlement, but not for the total amount thereof, the corporation shall indemnify the person for the portion of the expenses, judgments, penalties, fines, or amounts paid in settlement for which the person is entitled to be indemnified.

Section 11.6 Indemnification Nonexclusive. The indemnification or advancement of expenses provided under this Article is not exclusive of other rights to which a person seeking indemnification or advancement of expenses may be entitled under the Articles of Incorporation, Bylaws, or a contractual agreement. However, the total amount of expenses advanced or indemnified from all sources combined shall not exceed the amount of actual expenses incurred by the person seeking indemnification or advancement of expenses.

Section 11.7 Constituent Corporations. For purposes of this Article, “corporation” may include constituent corporations absorbed in a consolidation or merger and the resulting or surviving corporation, if so determined by resolution of the Board of Directors, so that a person who is or was a director, officer, employee, or agent of the constituent corporation shall stand in the same position under the provisions of this section with respect to the resulting or surviving corporation as the person would if he or she had served the resulting or surviving corporation in the same capacity.

Section 11.8 Indemnification as a Contractual Right. This Article XI providing for the indemnification and advancement of expenses shall be considered as a contractual agreement between a director, officer, employee or agent of the corporation and the corporation, and any repeal or modification of this Article XI shall not adversely affect the rights and protections of a person existing hereunder at the time of such repeal or modification.

Section 11.9 Expense Advance. Costs, charges and expenses incurred in defending a civil or criminal action, suit or proceeding described in Section 11.1 or 11.2 of these Bylaws may be paid by the corporation in advance of the final disposition of such action, suit or proceeding in advance of the final disposition of such action, suit or proceeding as authorized in the manner provided in Section 11.4 upon receipt of an undertaking by or on behalf of the person involved to repay such account unless it shall ultimately be determined that he or she is entitled to be indemnified by the corporation. The undertaking shall be by unlimited general obligation of the person on whose behalf advances are made but need not be secured.

Section 11.10 Former Directors and Officers. The indemnification provided in the foregoing Sections continues as to a person who has ceased to be a director, officer, employee or agent of the corporation and shall inure to the benefit of the heirs, executors and administrators of such person.

Section 11.11 Insurance. The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the corporation would have power to indemnify him or her against such liability under these Bylaws or Michigan law.

Section 11.12 Changes in Michigan Law. In the event of any change of the Michigan statutory provisions applicable to the corporation relating to the subject matter of Article XI of these Bylaws, then the indemnification to which any person shall be entitled hereunder shall be determined by such changed provisions. The Board of Directors is authorized to amend this Bylaw to conform to any such changed statutory provisions.

ARTICLE XII

AMENDMENTS

Section 12.1 Amendments. The Bylaws of the corporation may be amended, altered or repealed, in whole or in part, by the shareholders or by the Board of Directors at any meeting duly held in accordance with these Bylaws, provided that notice of such meeting includes notice of the proposed amendment, alteration or repeal, and provided further that the Board of Directors shall notify the shareholders of any proposed amendment, alteration or repeal, and not make or alter any Bylaw fixing their number, qualifications, classifications or term of office.

ARTICLE XIII

EXCLUSIVE FORUM

Section 13.1 Exclusive Forum. Unless the corporation consents in writing to the selection of an alternative forum, to the greatest extent permitted by applicable law, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the corporation, (ii) any action asserting a claim of breach of a legal or fiduciary duty owed by any director or officer or other employee of the corporation to the corporation or the corporation’s shareholders, (iii) any action asserting a claim against the corporation or any director or officer or other employee of the corporation arising pursuant to any provision of the Michigan Business Corporation Act or the Amended and Restated Articles of Incorporation of the corporation or these Bylaws (in each case, as they may be amended from time to time), or (iv) any action asserting a claim against the corporation or any director or officer or other employee of the corporation governed by the internal affairs doctrine, shall be the Circuit Court of the County of Macomb in the State of Michigan or the United States District Court for the Eastern District of Michigan, Southern Division.